FIRST AMENDMENT TO THE
GRAPHIC PACKAGING INTERNATIONAL, INC.
NON-QUALIFIED DEFERRED COMPENSATION PLAN
(As Amended and Restated Effective November 1, 2017)

WHEREAS, Graphic Packaging International, Inc. (the “Company”) maintains for the benefit of certain of its employees the Graphic Packaging International, Inc. Non-Qualified Deferred Compensation Plan (the “Plan”); and

WHEREAS, Section 9.1 of the Plan authorizes the Board of Directors of Graphic Packaging Holding Company (the “Board”) to amend the Plan at any time; and

WHEREAS, the Board has delegated to the Retirement Committee of Graphic Packaging International, Inc. (the “Retirement Committee”) the responsibility to make certain amendments to the Plan; and

WHEREAS, the Retirement Committee deems it desirable to amend the Plan to reflect a forthcoming change to the name of the Company;

NOW, THEREFORE, BE IT RESOLVED, that, effective as of January 1, 2018, “Graphic Packaging International, Inc.” is hereby amended to read as “Graphic Packaging International, LLC” each place it appears in the Plan.

BE IT FURTHER RESOLVED, that the Retirement Committee has approved this First Amendment to the Graphic Packaging International, Inc. Non-Qualified Deferred Compensation Plan this 28th day of November, 2017.

GRAPHIC PACKAGING INTERNATIONAL, INC. RETIREMENT COMMITTEE MEMBERS

By: /s/ Brad Ankerholz
Brad Ankerholz

By: /s/ Carla J. Chaney
Carla J. Chaney

By: /s/ Debbie Frank
Debbie Frank

By: /s/ Stephen Scherger
Stephen Scherger

By: /s/ Brian A. Wilson
Brian A. Wilson

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